Exhibit 99.1
NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY AND SPECIAL SERVICER MUTUALLY AGREE
TO TRANSFER HYATT REGENCY DEARBORN TO RECEIVERSHIP
DALLAS — (December 9, 2009) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that the Company and the special servicer who is administering the $29.1 million first mortgage on the Company’s Hyatt Regency Dearborn have mutually agreed to transfer the Company’s possession and control of the hotel to a court-appointed receiver, effective December 3, 2009. The Company has been fully cooperating with the servicer for a consensual foreclosure or deed in lieu of foreclosure since June 2009.
As a result of the transfer, the Company deconsolidated the hotel from its financial reporting, including the $28.9 million hotel asset (previously impaired by $10.9 million in the second quarter of 2009) and the hotel’s $29.1 million mortgage indebtedness, and will recognize a gain on the extinguishment of debt. Additionally, the Company will reclassify the hotel’s results of operations through the effective date of the transfer to discontinued operations on its statement of operations.
The transfer also eliminates the remaining 2010 debt maturity for the Company, leaving the Company with no debt maturities in 2010 and $229.0 million maturing in 2011. The Company’s average current interest rate on its total indebtedness is 3.62%. As of September 30, 2009 the Company had $197.9 million of unrestricted cash available.
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, second mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Mutually Agrees to Transfer Hyatt Regency Dearborn

December 9, 2009
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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